Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated April 20, 2007 relating to the balance sheets of First Community Bank as of December 31, 2006 and 2005, and the related statements of income, changes in stockholders’ equity and cash flows for the years then ended in this Amendment No. 1 to the Registration Statement on Form S-4 of New Hampshire Thrift Bancshares, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts

June 21, 2007